UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2006

IDT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16371	22-3415036
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 438-1000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 11, 2006, IDT Corporation (the “Registrant”), TLL Dutch Holdings B.V. (“TLL”) and Liberty Media Corporation and certain of its subsidiaries (collectively, “Liberty Media”) entered into a Purchase and Sale Agreement (the “Agreement”) for the sale of the Registrant’s entertainment division (the “Entertainment Division”) to Liberty Media in exchange for (subject to certain adjustments) (i) all of Liberty Media’s (and its affiliates’) interests in the Registrant (including approximately 17,237,568 million shares of Registrant’s Class B common stock and Liberty Media’s (and its affiliates’) approximate 4.8% interest in the Registrant’s IDT Telecom, Inc. subsidiary (“Telecom”) ), (ii) $186 million in cash and (iii) the assumption of all of the Entertainment Division’s existing third party indebtedness. The Registrant will also be eligible to receive additional consideration from Liberty Media based upon any appreciation in the value of the Entertainment Division over the five-year period following the closing of the transaction or such shorter period under specified circumstances. The Registrant will sell to certain subsidiaries of Liberty Media its interests in IDT Media (the parent company in the Entertainment Division) (“Media”) and TLL will sell to certain subsidiaries of Liberty Media its interests in certain other entities that are included in the Entertainment Division. The sale is subject to certain customary conditions and contingencies. The parties expect that the closing of the sale of the Entertainment Division will occur in three stages: the first stage, for the sale of all US and most international operations, to occur by the end of August 2006, the second stage, for the sale of the Canadian operations, to occur shortly thereafter following receipt of applicable regulatory approvals, and the third stage, for the sale of the Australian business, to occur as soon as certain customary closing conditions are satisfied.

Liberty Media and its affiliates currently own 17,237,568 shares of the Registrant’s Class B common stock (approximately 24.3% of the total number of such shares outstanding), 88.235 shares of common stock of Media (approximately 3.9% of the total number of such shares outstanding), and 7,500 shares of common stock of Telecom (approximately 4.8% of the total number of such shares outstanding). All of the foregoing equity interests (other than the interests in Media) are to be exchanged (subject to certain adjustments) by Liberty Media pursuant to the terms of the sale in exchange for the Registrant’s and TLL’s interests in Media and certain other entities included in the Entertainment Division.

The Registrant and its subsidiaries own 270,504 shares of Liberty Media’s Liberty Interactive Series A common stock and 54,100 shares of Liberty Media’s Liberty Capital Series A common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

Exhibit 2.1	Purchase and Sale Agreement among the Registrant, TLL and Liberty Media, dated August 11, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDT CORPORATION

By:	/s/ Motti Lichtenstein
Name: Motti Lichtenstein Title: Chief Operating Officer
Dated: August 11, 2006

EXHIBIT INDEX

Exhibit Number	Description

2.1	Purchase and Sale Agreement among the Registrant, TLL and Liberty Media, dated August 11, 2006.